Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-62483; Form S-8 No. 333-69129; Form S-8 No. 333-113391; Form S-8 No. 333-179564) pertaining to The Timken Company Savings and Investment Pension Plan of our report dated June 29, 2015, with respect to the financial statements and schedules of The Timken Company Savings and Investment Pension Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Akron, Ohio
June 29, 2015